                                                                   Exhibit 3.2

                                    RESTATED
                                     BY-LAWS
                                       OF
                             U.S. TRUST CORPORATION

                       (AS AMENDED THROUGH APRIL 27, 1999)

                                    ARTICLE I

                                  SHAREHOLDERS


    SECTION 1.01. Annual Meeting. The annual meeting of the shareholders of U.S. Trust Corporation (the "Corporation") for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on a date which is no later than six months after the close of the Corporation's preceding fiscal year (but in no event later than 13 months after the last annual meeting) and at such place within or without the State of New York as shall be fixed by the Board of Directors.

    SECTION 1.02. Special Meetings. Except as otherwise provided by law, a special meeting of the shareholders may be called by the Board of Directors, by the Chairman of the Board, by the President or by a Vice Chairman of the Board. Any such call or request shall state the purpose or purposes of the proposed meeting, and the business transacted at such meeting shall be confined to the purpose or purposes stated in the call. Special meetings shall be held at such place within or without the State of New York and on such date as may be specified in the call thereof, but any special meeting may be called and held in conjunction with an annual meeting of the shareholders.

    SECTION 1.03. Record Date for Meetings and Other Purposes. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

    If no record date is so fixed by the Board of Directors, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

    A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders made in accordance with this Section shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

    SECTION 1.04. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If at any meeting action is proposed which would if taken entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given personally or by mail not less than 10 nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail with postage thereon prepaid directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

    When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section.

    SECTION 1.05. Waivers of Notice. Notice of any meeting of shareholders need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in
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person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

    SECTION 1.06. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or transfer agent of the Corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

    SECTION 1.07. Quorum at Meetings. Except as otherwise provided by law, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at any meeting of shareholders for the transaction of any business, but the shareholder present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting it shall not be broken by the subsequent withdrawal of any shareholders.

    SECTION 1.08. Presiding Officer and Secretary. At any meeting of the shareholders, if neither the Chairman of the Board, the President, a Vice Chairman of the Board nor a person designated by the Board of Directors to preside at the meeting shall be present, the shareholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the appointee of the person presiding at the meeting shall act as secretary of the meeting.

    SECTION 1.09. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 1.09 shall be eligible for election as directors at any meeting of shareholders held for the election of directors (an "Election Meeting"). Nominations of persons for election to the Board of Directors of the Corporation may be made at an Election Meeting by or at the direction of the Board of Directors or by a shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.09, who is entitled to vote for the election of directors at such Election Meeting and who complies with the notice procedures set forth in this Section 1.09. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation, in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Notwithstanding anything in the foregoing sentences to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at such Election Meeting is increased or there is a vacancy to be filled at such Election Meeting in a class of directors whose terms do not expire at such Election Meeting and there is no public announcement at least 10 days prior to the date notice is otherwise required to be given herewith naming all of the nominees for director or specifying the size of the enlarged Board of Directors or the number of directors to be elected, a shareholder's notice required by this Section 1.09 shall also be considered timely, but only with respect to nominees for any positions created by such increase or vacancy, if it shall be delivered to or mailed and received at the principal office of the Corporation not later than the close of business on the 10th day following the date on which such public announcement is first made by the Corporation.

    Such shareholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are owned beneficially by such person and (iv) any other information concerning such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and by such beneficial owner. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to such nominee.
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    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
1.09. In the event that a person is validly designated as a nominee in accordance with the foregoing and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 1.09 and if the presiding officer should so determine, he or she shall declare to the meeting that the defective nomination shall be disregarded. In addition to the provisions of this Section 1.09, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

    SECTION 1.10. Public Announcement. For purposes of this Article I, "public announcement" shall mean disclosure in a communication sent by first class mail to shareholders, in a press release reported by the Dow Jones News Service, Reuters Information Services, Inc., Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

    SECTION 1.11. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. Proxies shall be delivered to the Secretary of the Corporation or, if inspectors are appointed to act at a meeting, to the inspectors.

    SECTION 1.12. Inspectors. The Board of Directors in advance of any meeting of shareholders may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

    The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

    SECTION 1.13. Voting. Whenever directors are to be elected by the shareholders, they shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action other than the election of directors is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holder of shares entitled to vote thereon.

    Except as otherwise may be provided in the certificate of incorporation of the Corporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders. Upon the demand of any shareholder, the vote at any election of directors or upon any other question shall be by ballot, but otherwise the method of voting shall be discretionary with the person presiding at the meeting.

    SECTION 1.14. Written Consent of Shareholders Without a Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken and signed by the holders of all outstanding shares entitled to vote thereon. The provisions of this Section shall not be construed to alter or modify any provision of law or of the certificate of incorporation of the Corporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

    SECTION 1.15. Other Business. To be properly brought before the meeting, business must be either (a) specified in the notice of meetings (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of
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the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth with respect to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

    Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.15; provided, however, that nothing in this Section 1.15 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

    The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.15, and if the presiding officer should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II

                               BOARD OF DIRECTORS

    SECTION 2.01. Number and Qualification of Directors. The business of the Corporation shall be managed under the direction of a Board of Directors, consisting of such number of directors, not less than nine, as shall be fixed from time to time by resolution adopted by a majority of the entire Board or at any annual or special meeting of the shareholders entitled to vote for the election of directors; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Each director shall be at least 18 years of age. No person shall be eligible for election or qualified to remain in office as a director who shall have attained the age of 72 years, and any director in office shall retire as such upon attaining the age of 72 years.

    SECTION 2.02. Classification and Term of Directors. The directors shall be elected for terms of three years and shall be divided into three classes, as nearly equal in number as possible, with the terms of office of one class expiring each year on the date of the annual meeting of shareholders. At each annual meeting of shareholders, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting thereafter, but each director, of whatever class, shall hold office until a successor shall have been elected and qualify. Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

    SECTION 2.03. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled either by vote of the shareholders or by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy, or to fill a newly created directorship, shall be elected to hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until a successor has been elected and qualified.

    SECTION 2.04. Resignations. Any director may resign from office at any time by delivering a resignation in writing to the Chairman of the Board, the President, a Vice Chairman of the Board or the Secretary of the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

    SECTION 2.05. Removal of Directors. Any director may be removed for cause either by vote of the shareholders or by a majority of the entire Board.

    SECTION 2.06. Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of New York as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. Within 15 days following each annual meeting of shareholders for the election of directors, and annual meeting of the Board for the appointment of officers and the transaction of such other business as may properly come before the meeting shall be held. Such annual meeting of the Board shall be the regular meeting of the Board next following the annual meeting of shareholders, unless a special meeting of the Board shall in the meantime have been duly called and held for such purposes. The Board may fix times and places for regular meetings of the Board, and no notice of such meetings need be given. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, a Vice Chairman of the Board or by at least one-third of the directors at the time in office. Notice of the time and place of each such meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same not later than the second day before the meeting or personally or by telegraphing, cabling or telephoning the same not
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later than the day before the meeting. A notice or waiver of notice need not specify the purpose or purposes of any regular or special meeting of the Board. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

    SECTION 2.07. Quorum and Voting. One-third of the entire Board shall constitute a quorum for the transaction of any business. Except as otherwise provided by law or by these By-laws, the vote of a majority of the directors present at a meeting at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

    SECTION 2.08. Written Consents and Meetings by Telephone. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

    SECTION 2.09. Compensation of Directors. Directors who are not officers of the Corporation shall be entitled to receive such compensation for services to the Corporation in their capacities as such or otherwise in such amounts as may be fixed from time to time by the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    SECTION 2.10. Entire Board. As used in these By-laws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.


                                   ARTICLE III

                                   COMMITTEES

    SECTION 3.01. Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may appoint an Executive Committee, consisting of three or more directors including the Chairman of the Board and President, which shall have all the authority of the Board when the Board is not in session, except as may be otherwise provided by law or limited by resolution of the Board. Minutes of each meeting of the Executive Committee shall be kept and shall be submitted to the first regular meeting of the Board following the meeting of the Executive Committee. The Executive Committee may adopt its own rules of procedure and shall fix the time and place, within or without the State of New York, of its meetings. No notice of any regular meetings of the Executive Committee shall be required. The Executive Committee shall serve at the pleasure of the Board.

    SECTION 3.02. Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members one or more other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board except as otherwise limited by law. The Board may authorize the Chief Executive Officer to appoint, from time to time, such other committees consisting of directors, officers, or other persons and having such powers, duties and functions as the Board may determine. Each such committee and each member thereof shall serve at the pleasure of the Board, or in the case of any committee appointed by the Chief Executive Officer, at the pleasure of the Chief Executive Officer. A majority of the members of any such committee shall determine its rules of procedure and the time and place of its meetings, unless the Board, or in the case of any committee appointed by the Chief Executive Officer, the Chief Executive Officer, shall otherwise provide.

    SECTION 3.03. Quorum and Voting. A majority of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee.

    SECTION 3.04. Committee Membership. The Board, or in the case of any committee appointed by the Chief Executive Officer, the Chief Executive Officer, may fill any vacancy in a committee and may designate one or more persons as alternate members of a committee who may replace any absent member or members at any meeting of such committee.

                                   ARTICLE IV

                         OFFICERS, AGENTS AND EMPLOYEES

    SECTION 4.01. General Provisions. The officers of the Corporation shall include a Chairman of the Board, a President, one or more Vice Chairmen of the Board, a Secretary, a Treasurer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President, Senior Vice President or by some other special designation), a Comptroller, and an Auditor, and such other officers, including but not by way of limitation one or more Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers, as may be elected or appointed in accordance with the provisions of these By-laws.

    The Chairman of the Board, the President, the Vice Chairmen of the Board, Executive Vice Presidents (each of the foregoing officers being referred to hereinafter as an "Executive Officer"), one or more other Vice Presidents, the Secretary, the Treasurer and such other officers, if any, as the Board may determine, shall be elected by the Board at the annual meeting of the Board following each annual meeting of shareholders. Each such officer shall hold office until the next annual election of officers and until a successor is elected and shall have qualified. Any two or more offices other than the office of President and Secretary may be held by the same person.

    The Board from time to time may appoint the other officers provided for in these By-laws and such other officers as it shall deem fit. The Chairman of the Board, or in his absence the President, may appoint such further officers below the rank of Vice President with such titles and duties as may be specified upon appointment.

    All officers of the Corporation may be removed or their authority suspended by the Board, and officers appointed by the Chairman of the Board or the President may also be removed or their authority suspended by the Chairman of the Board, or in his absence the President, in any such case, at any time, with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer of the Corporation shall not of itself create contract rights. A vacancy in any office may be filled in the manner prescribed in these By-laws for election or appointment to such office.

    The compensation of officers shall be fixed by the Board; provided that this power may be delegated to any officer as to persons under his direction or control.

    All other agents and employees of the Corporation shall be appointed, their duties prescribed and their compensation fixed, by the Chairman of the Board or the President, or any officer authorized to do so by either of them.

    The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

    SECTION 4.02. Powers and Duties of the Chairman of the Board and the President. The Chairman of the Board and the President shall be elected from among the members of the Board, and one of them shall be designated by the Board as Chief Executive Officer. The Chief Executive Officer shall have general supervision of the business and affairs of the Corporation which shall in every case be subject to the direction and control of the Board. The Chairman of the Board, or in his absence the President, shall preside at all meetings of the shareholders and of the Board.

    SECTION 4.03. Duties of Other Officers. The officers of the Corporation other than the Chief Executive Officer shall participate in the management of the business and affairs of the Corporation as directed, and in the order of seniority as determined, by the Board. They shall perform such duties as may be assigned to them by the Board, the Chief Executive Officer or any officer authorized by the Board or the Chief Executive Officer to do so, or as may be prescribed by law or by these By-laws.

    SECTION 4.04. Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the Executive Committee, shall have custody of the corporate seal, shall give notices of meetings required by these By-laws, shall perform such other duties as may be assigned to him from time to time by the Board or the Chief Executive Officer and, in general, shall perform those duties incident to the office of Secretary. In the absence of the Secretary, an Assistant Secretary shall have the authority to perform the duties of the Secretary.

    SECTION 4.05. Treasurer. The Treasurer shall have responsibility for the care and custody of all moneys, funds and other property of the Corporation which may come into his hands, shall perform such other duties as may be assigned to him from time to time by the Board or the Chief Executive Officer and, in general, shall perform those duties incident to the office of Treasurer. In the absence of the Treasurer, an Assistant Treasurer shall have the authority to perform the duties of the Treasurer.

    SECTION 4.06. Comptroller. The Comptroller shall exercise general supervision over all accounting functions of the Corporation, including preparation of its required tax returns and reports to supervisory authorities. He shall be responsible to the Chief Executive

Officer and may report directly to the Board or to the Executive Committee on such matters as in his judgment should be brought to their attention. In the absence of the Comptroller, an Assistant Comptroller shall have the authority to perform the duties of the Comptroller.

    SECTION 4.07. Auditor. The Auditor shall exercise supervision over the Auditing Department, and he shall review and evaluate all existing controls and procedures and be responsible for reporting on the adequacy of controls, systems and protective procedures and devices to insure the accuracy of records and the safety of assets owned or managed by the Corporation. He shall be responsible to the Chief Executive Officer and to the Board and shall report directly to the Board, the Executive Committee or an Audit Committee of the Board on such matters as in his judgment should be brought to their attention.

    SECTION 4.08. Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being any of the authority and duties of such officer upon any other officer or upon any director.


                                    ARTICLE V

                                 INDEMNIFICATION

    The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether or not by or in the right of the Corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided that (a) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (b) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Corporation has consented to such settlement or other disposition and
(c) the Corporation shall not be obligated to indemnify any person by reason of the adoption of this Article V if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Article V.

    Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the Corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

    Notwithstanding any other provision hereof, no repeal of this Article V, or amendment hereof or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

    The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Corporation's failure to do so shall not in any manner affect or limit the rights provided for by this Article V or otherwise.

    For purposes of this Article V, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions. For purposes of this Article V, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

    The rights granted pursuant to or provided by the foregoing provisions of this Article V shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any person may otherwise be entitled under any statute, rule, regulation, certificate of incorporation, bylaw, agreement or otherwise.


                                   ARTICLE VI

                            SHARES OF THE CORPORATION

    SECTION 6.01. Certificates for Shares. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors, signed by the Chairman of the Board, the President, a Vice Chairman of the Board or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or Assistant Treasurers of the Corporation. Such certificates shall be sealed with the seal of the Corporation or a facsimile thereof and shall contain such information as is required by law to be stated thereon. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of issue. All certificates for shares shall be consecutively numbered or otherwise identified. All certificates exchanged or surrendered to the Corporation for transfer shall be canceled.

    SECTION 6.02. Record of Shareholders. The Corporation shall keep at the office of the Corporation in the State of New York a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The Corporation shall be entitled to treat the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

    SECTION 6.03. Transfer of Shares. Transfers of shares on the record of shareholders of the Corporation shall be made only upon surrender to the Corporation of the certificate or certificates for such shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

    SECTION 6.04. Lost, Stolen or Destroyed Certificates. The Board of Directors, in its discretion, may require the owner (or his legal representatives) of any certificate representing shares of the Corporation alleged to have been lost, stolen, or destroyed to give the Corporation a bond in such sum as the Board may direct sufficient to indemnify the Corporation against any liability or expense which it may incur by reason of the original certificate remaining outstanding, as a condition of the issuance of a new certificate for shares in the place of any certificate alleged to have been lost, stolen or destroyed. Proper and legal evidence of such loss, theft or destruction shall be procured for the Board if required. The Board in its discretion may refuse to issue such new certificate save upon the order of a court having jurisdiction in such matters.


                                   ARTICLE VII

                                      SEAL

    The Board shall provide a seal for the Corporation which the Corporation may use by causing it or a facsimile to be affixed or impressed or reproduced in any other manner. Any officer of the Corporation shall have the power to use and attest the corporate seal.


                                  ARTICLE VIII

                         CONTRACTS, CHECKS, DRAFTS, ETC.

    SECTION 8.01. Contracts, Etc. Except as otherwise provided in these By-laws or by law, all checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation may be signed by any Executive Officer of the Corporation or by such other officer, employee or agent thereunto authorized by resolution of the Board of Directors, or in writing by the Chief Executive Officer, or by an officer or officers designated by him subject to such restrictions as the Chief Executive Officer shall prescribe.

    SECTION 8.02. Auditor. Notwithstanding the foregoing, the Auditor shall have no power to sign checks, vouchers, agreements or other documents or instruments on behalf of the Corporation, except that the Auditor is authorized to certify in the name of, or on behalf of, the Corporation, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification and to sign in the name of, or behalf of, the Corporation reports and responses to any regulatory authority.


                                   ARTICLE IX

                                   FISCAL YEAR

    The fiscal year of the Corporation shall be the calendar year.


                                    ARTICLE X

                                   AMENDMENTS

    These By-laws may be amended or repealed and new By-laws may be adopted (a) by vote of the holders of the shares at the time entitled to vote in the election of directors at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose, or (b) by the Board of Directors at any meeting of the Board, except in the case of any particular provision at any time adopted by the shareholders and specified as not subject to amendment or repeal by the Board. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.